Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

News Release

TICKER SYMBOL	MEDIA RELATIONS	INVESTOR RELATIONS
UFS (NYSE, TSX)	Michel A. Rathier Tel.: 514-848-5103 Email: communications@domtar.com	Pascal Bossé Tel.: 514-848-5938 Email: ir@domtar.com

DOMTAR APPOINTS JOHN D. WILLIAMS AS CHIEF EXECUTIVE OFFICER

Montreal, October 2, 2008 – Domtar Corporation (NYSE/TSX: UFS) announced today the appointment of John D. Williams as President and Chief Executive Officer, effective January 1, 2009. Mr. Williams joins Domtar from SCA Packaging Europe where he has served as President since 2005. Mr. Williams will relocate from Brussels, Belgium to Montreal, Canada and will be appointed to Domtar’s Board of Directors when he takes up his new position. As previously announced, Mr. Royer will retire after 12 years as CEO, when Mr. Williams assumes his new responsibilities.

“The Board of Directors is delighted to welcome John Williams to Domtar,” said Harold MacKay, Domtar’s non-executive Board Chairman. “We undertook a global search and our Board believes that John is the ideal candidate to succeed Raymond Royer. He is a proven business leader with the energy, skills and experience we need. We are confident that John, together with our strong management team, will successfully position Domtar to achieve its value potential in the years ahead.”

Commenting on his appointment, Mr. Williams said, “This is a tremendous opportunity for me. I look forward to working with the Board and the management team to build on what has been accomplished and to take the business to the next level of success. Domtar’s world-class human resources and physical assets, disciplined approach to capital allocation and excellent cost position will be terrific building blocks in the time ahead.”

Mr. MacKay also paid tribute to Mr. Royer’s leadership. “The Board thanks Raymond for his leadership of Domtar. He was the driving force behind the Domtar-Weyerhaeuser transaction and has been rightly recognized by his industry peers for his many accomplishments. Raymond leaves a great legacy at Domtar, both in regards to the quality of its people and, most importantly, its values. He has built a financially strong company in a challenging business environment with a market leadership position in uncoated freesheet. We wish him well in his retirement. Raymond will remain on the Board until our 2009 annual meeting.”

John D. Williams, 54, is a graduate of King’s College, London University. Prior to assuming his leadership position at SCA Packaging Europe, Mr. Williams held increasingly senior management and operational roles in companies in the packaging business and related industries. SCA Packaging Europe is a leading producer of containerboard paper and corrugated box products which employs some 18,000 employees with seven paper mills and 100 major manufacturing units across Europe, with revenues of over €3 billion.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publication as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs nearly 13,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the Form 10-K filed with the SEC. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

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CURRICULUM VITAE

JOHN D. WILLIAMS

John D. Williams Born: April 25, 1954 Married, 2 children

EDUCATION

1973 – 1976	King’s College, London University
B.A. (Hons) English Literature

CAREER OVERVIEW

2005 – 2008	SCA Packaging
President

2000 – 2005	SCA Packaging Ltd
Regional Managing Director – UK & Ireland

1996 – 2000	Rexam plc
Sector Director, Speciality Food Packaging

1992 – 1995	Huhtamaki
CEO – Polarcup

1988 – 1992	Sweetheart International
European Managing Director

1986 – 1988	Highfield Associates
Divisional Director

1981 – 1986	Alberto Culver UL Ltd.
General Manager – Professional

1976 – 1981	Mars Group
National Account Controller